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Uber Technologies, Inc.

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Explanatory Note

Uber Technologies, Inc. is filing a copy of a slide presentation dated April 27, 2020 intended to be used in meetings with stockholders and its feedback statement relating to the Glass Lewis Report on Uber's 2020 proxy statement.

1 Proxy Supplement April 27, 2020

Company Overview We ignite opportunity by setting the world in motion. A global tech platform at massive scale Serving multiple multi - trillion dollar markets with products leveraging our core technology and infrastructure 69 10,000+ Countries Cities 2

Company Overview Gross Bookings * Gross Bookings, Trips are FY 2019. MAPCs are as of Q4 2019. (1) Gross Booking YoY growth rates shown in constant currency. (2) Monthly Active Platform Consumers. $65B Gross Bookings +$15B / 35% 1 YoY Growth 111M MAPCs 2 +20M / 22% YoY Growth 7B Trips +1.7B / 32% YoY Growth Leading technology Differentiated, proprietary demand prediction, dispatching, matching, pricing, routing, and payments technologies are utilized across all segments Operational excellence Regional on - the - ground operations enable better support for platform users, enhance relationships with cities and regulators, and accelerate new product launches Massive network Massive, efficient, and intelligent; our network becomes smarter with every trip, utilizing data to power movement at the touch of a button Brand recognition Named a top 100 brand; leverage brand and reach to launch and scale new businesses Product expertise Set the standard for powering on - demand movement, and provide users with a safe, intuitive, and continuously improving experience Scale efficiency Our global scale provides significant operational cost and efficiency advantages Leveraging our unique platform assets to launch, scale, and optimize our businesses 3% % % %

2019 Performance / Financial Highlights Gross Bookings Monthly Active Platform Consumers Trips $65 Billion 35% YoY growth on constant currency basis 111 Million MAPCs 22% YoY growth 6.9 Billion 32% YoY growth Adjusted Net Revenue GAAP Net Loss / Adjusted EBITDA Rides Adjusted EBITDA $12.9 Billion 28% YoY growth on constant currency basis $(8.5) Billion** / $(2.7) Billion $2.07 Billion 34% YoY growth ** Includes stock - based compensation, including $3.9 billion of stock - based compensation expenses in Q2 2019, primarily due to R SU expense recognition in connection with our initial public offering. Note: All financial and operational measures are for the year ended December 31, 2019 other than MAPCs which are as of Q4 20 19. See Appendix A at the end of this presentation for additional information on Non - GAAP Financial Measures and Reconciliations of Non - GAAP Measures. 4

COVID-19: Committed to Help Our Board is in regular contact with management beyond regular quarterly meetings to address the fluid COVID-19 situation. We take seriously our responsibility to help "flatten the curve", and will continue to prioritize the safety and wellbeing of everyone who relies on Uber. As one of the largest platforms for work in the world, we believe that Uber will play an important role in the economic recovery of cities around the globe. Supporting local restaurants We’ve waived new restaurant activation fees in several markets around the world and made it quicker and easier for restaurants to join Uber Eats. Similar efforts have been announced in Australia & New Zealand, the U.K., and across Latin America. Feeding first responders We're providing free meals on Uber Eats to first responders and healthcare workers in several markets around the world, in coordination with local and state and provincial governments. Supporting policies to support Drivers Successfully calling on governments and policy makers to ensure Drivers are eligible for protections in stimulus bill in the U.S. and elsewhere. Financial Assistance Announced a financial assistance policy to provide aid to drivers diagnosed with COVID-19 or placed in individual quarantine. Supporting healthcare workers Uber Health is helping provide transportation for front-line health care workers, both to and from patients' homes, as well as between healthcare facilities. Moving supplies with Uber Freight All relief loads transporting critical goods booked on the shipper platform in the US will be hauled with zero profit pricing by Uber Freight, while the current FMCSA hours-of-service suspension is in place. Safety / Social Distancing To help promote social distancing, we suspended Uber Pool and our shared rides products globally and are displaying in-app messages reminding riders to travel only when necessary. We have also provided some Drivers with disinfectants, face masks and other supplies to help keep cars and delivery equipment clean.

# Diverse and Skilled Board Nominees



**Ronald Sugar †**
Former Chairman and CEO, Northrop Grumman

**Age**: 71
**Board Tenure**: 1.6 Years
**Committee Memberships**: Nominating and Governance (Chair); Compensation



**Ursula Burns***
Chairman, and Former CEO, VEON

**Age**: 61
**Board Tenure**: 2.4 Years
**Committee Memberships**: Audit; Nominating and Governance



**Robert Eckert*#**
Partner, FFL Partners; Former CEO, Mattel

**Age**: 65
**Board Tenure**: <0.1 Years
**Committee Memberships**: Nominating and Governance; Compensation



**Amanda Ginsberg*#**
Former CEO, Match Group

**Age**: 50
**Board Tenure**: 0.1 Years
**Committee Memberships**: Audit



**Dara Khosrowshahi**
CEO, Uber

**Age**: 50
**Board Tenure**: 2.5 Years
**Committee Memberships**: None



**Wan Ling Martello***
Co-founder and Partner, BayPine; Former Executive Vice President, Nestlé

**Age**: 61
**Board Tenure**: 2.8 Years
**Committee Memberships**: Nominating and Governance; Compensation



**Yasir Al-Rumayyan***
Managing Director, The Public Investment Fund

**Age**: 50
**Board Tenure**: 3.8 Years
**Committee Memberships**: Audit



**John Thain***
Former Chairman and CEO, CIT Group

**Age**: 64
**Board Tenure**: 2.4 Years
**Committee Memberships**: Audit (Chair)



**David Trujillo***
Partner, TPG

**Age**: 44
**Board Tenure**: 2.7 Years
**Committee Memberships**: Nominating and Governance; Compensation (Chair)

† Independent Chairperson of the Board
* Independent Director
# Joined in 2020

BOARD INDEPENDENCE | GENDER DIVERSITY | ETHNIC DIVERSITY | BOARD TENURE

Uber[1]


10%
90%
Independent
Non-Independent


30%
70%
Female
Male


20%
80%
Not Ethnic Minorities
Ethnic Minorities


Avg. Tenure: 2.9 years
3
1
5
1
< 2 Years
2-5 Years
> 5 Years
Non-Independent
Independent

| | BOARD INDEPENDENCE | GENDER DIVERSITY | ETHNIC DIVERSITY | BOARD TENURE |
|---|---|---|---|---|
| S&P 500 | **85%** of S&P 500 directors are independent | **26%** of S&P 500 directors are female | **19%** of all directors of the top 200 S&P 500 companies are ethnic minorities | **8 years** average tenure of S&P 500 boards |

## Skills, Experience and Background[1]


Diversity of Background
6
Global Company Leadership
9
Financial Expertise
9
Consumer and Digital Experience
8
Innovation, Technology, and High-Growth Experience
6
Government, Policy, and Regulatory Experience
4

*(1) Reflects all current Board members*

6

Stockholder Engagement 7 In 2019 Held calls and meetings with over 75% of our top 100 stockholders since our IPO in May 2019 Engaged with all of our top 50 stockholders, representing over 70% of shares outstanding How we engaged with investors We invited our largest investors to discuss any topics they desire We regularly reported our investors’ views to our Board of Directors We engaged with analysts through quarterly conference calls, our investor relations website, and meetings and calls Our Chairperson of the Board participated in investor outreach Topics discussed with our investors › sustainable growth rate › path to profitability › capital allocation › regulatory issues › geographic strategy › governance and financial performance of the company › our executive compensation program, the say - on - pay proposal, and other agenda items for the annual meeting › ESG and sustainability matters › strategy and risk management, including cyber risk, Board composition and succession, and increasing Board diversity › recent improvements in our disclosures

Corporate Governance Highlights 8 Our Board and leadership team shaped our corporate governance practices prior to our IPO, taking into account feedback from stockholders while private, to ensure we entered the public market with a strong governance profile ✓ What We Do • Independent chairperson • Look for qualified women and underrepresented minorities for every open Board seat • Fully independent Audit, Compensation, and Nominating and Governance Committees that meet at least quarterly • Annual elections for all directors • Directors elected by majority vote in uncontested elections • Board oversight of management succession planning • Board, committee, and individual director evaluation process • Stock ownership guidelines for directors and executive officers • Clawback policy in our executive compensation program • Incorporate Safety and D&I metrics into executive compensation ✕ What We Don’t Do • Dual class stock • Allow hedging of Uber stock by directors or employees • Allow pledging of Uber stock by directors or employees for margin loans or similar speculative transactions • Have a shareholder rights plan (“poison pill”) • Have a classified board

# Sustainability, Safety Impact and Diversity and Inclusion

| Metric | Progress in 2019 |
|---|---|
| **Employee Engagement** | • Over 90% of our employees participated in our company-wide Pulse Survey in June 2019 (formerly Culture Survey).<br>• Key strengths included:<br>– **mission** with 84.5% (+7.6% vs. 2018) favorable on passion for Uber's mission;<br>– **pride** with 82.5% (+5.9% vs. 2018) feeling pride working at Uber; and<br>– **attrition risk** with 60.4% (+7.3% vs. 2018) intending to stay at Uber even if offered similar compensation and benefits at another company. |
| **Safety** | • Added RideCheck for both riders and Drivers complementing existing safety features such as the Safety Toolkit, ShareTrip and Emergency Button. Using sensors and GPS data, RideCheck can help detect if a trip goes unusually off-course or a possible crash has occurred and alerts us to such events so we can check in and offer tools to get help.<br>• Released our first U.S. Safety Report in 2019. The Safety Report is the first comprehensive publication of its kind, sharing details on Uber's safety progress, processes, and data related to reports of the most serious safety incidents occurring on our platform. |
| **Diversity & Inclusion / Social Impact** | • Issued our diversity report for the third consecutive year.<br>• Won multiple awards recognizing our D&I efforts including a Best Place to Work by the Disability Equality Index and Human Rights Campaign.<br>• Launched a comprehensive Global Self-ID campaign inclusive of 8 diversity dimensions across all our countries to create a more holistic picture of our workforce to better measure our D&I efforts and a sponsorship pilot program to address retention and advancement of women and underrepresented minorities.<br>• Created a Social Impact team dedicated to using our technology and resources to help remove barriers that block people from pursuing opportunity. |
| **Carbon Impact** | • Developed energy reduction programs in our workplaces and data centers in the U.S. to track our carbon footprint.<br>• Pledged to match 100% of our US electricity consumption in our workplaces with renewable energy by 2025. |
| **Transparency** | • Committed to publicly disclose the environmental impact of rides on Uber's platform and plan to disclose two key metrics: travel efficiency and carbon intensity. |
| **Data Privacy** | • Launched a privacy champions program company-wide, educating employees from across business units to advocate and serve as a privacy resource for their team and assist in moving products and services to the privacy impact assessment process. |
| **Community Impact** | • Held Spring and Fall Weeks of Service, supporting over 645 events in 100 cities with 7,600 employees participating representing a fifth of the workforce.<br>• Announced additional new partnerships that span five continents and sixteen countries to support survivors and help prevent gender-based violence. |
| **Human Capital Management** | • Over 6,000 drivers and their family members have enrolled in ASU Online through our Uber Pro program in college degrees courses or certificate courses including in Entrepreneurship and English language.<br>• Launched a pilot partnership to train former Drivers as software engineers and onboarded first class of interns in fall of 2019. |

9

Our Cultural Norms 10 We do the right thing Period. We build globally, we live locally We harness the power and scale of our global operations to deeply connect with the cities, communities, Drivers, and riders that we serve every day. We are customer obsessed We work tirelessly to earn our customers’ trust and business by solving their problems, maximizing their earnings, or lowering their costs. We surprise and delight them. We make short - term sacrifices for a lifetime of loyalty. We celebrate differences We stand apart from the average. We ensure people of diverse backgrounds feel welcome. We encourage different opinions and approaches to be heard, and then we come together and build. We act like owners We seek out problems, and we solve them. We help each other and those who matter to us. We have a bias for action and accountability. We finish what we start, and we build Uber to last. And when we make mistakes, we’ll own up to them. We persevere We believe in the power of grit. We don’t seek the easy path. We look for the toughest challenges, and we push. Our collective resilience is our secret weapon. We value ideas over hierarchy We believe that the best ideas can come from anywhere, both inside and outside our company. Our job is to seek out those ideas, to shape and improve them through candid debate, and to take them from concept to action. We make big bold bets Sometimes we fail, but failure makes us smarter. We get back up, we make the next bet, and we go!

Compensation Philosophy Attract & Retain Talent Attract and retain a highly talented team of executives who possess and demonstrate strong leadership, exceptional followership, and world - class management capabilities. Alignment with Stockholders Align the executive officer's incentives with Company performance and the interests of our stockholders. Pay - for - Performance Reward our executive officers for their performance and to motivate them to achieve the Company’s short - and long - term strategic goals. Reinforce Cultural Norms Promote doing the right thing, working tirelessly to earn the trust of our consumers and users, acting like owners, valuing ideas over hierarchy, making big bold bets, and celebrating our differences and drive to harness the power of global technology in achieving Company success. 11 &DVK %RQXV /RQJ WHUP (TXLW\ &(2 7DUJHW &RPSHQVDWLRQ $7 5,6. &203(16$7,21 & 6DODU\ &DVK %RQXV /RQJ WHUP (TXLW\ 2WKHU 1(2V $YHUDJH 7DUJHW &RPSHQVDWLRQ 6DODU\ $7 5,6. &203(16$7,21

2019 Compensation Base Salary Market competitive fixed pay based on specific role Provides fixed source of compensation for day- to-day responsibilities Annual Cash Bonus Rewards performance against a balance of key financial metrics, strategic priorities and Company-wide objectives Equity Incentives Time-based RSUs Performance-based RSUs Promotes sustained value creation, encourages retention, and emphasizes performance against key financial and strategic priorities Performance-based RSUs, are capped at 100% of target, vest over 3 years and are aligned to key financial and strategic metrics. Fiscal 2019's performance-based RSUs were aligned to: Gross Bookings Core Platform Contributions* Adjusted EBITDA Diversity & Inclusion Our compensation program is designed to inspire our executives, align their interests with our stockholders, and reward appropriate behaviors and outcomes, while also balancing the strategic agility and flexibility that the nature of our business requires * In the third quarter of 2019, we changed the presentation of our reportable segments and separated our Rides and Eats results. We also renamed the segment operating performance measure Contribution to Segment Adjusted EBITDA. The previously reported Core Platform Contribution profit (loss) equals the sum of the adjusted EBITDA results of the separate Rides and Eats segments

Compensation Tied to Company Performance Sign - on RSU awards were granted in consideration of: CEO’s foregone compensation from prior employer Challenges faced by Company in 2017 when CEO joined Uber Critical leading role CEO would play in transformation plan Joined Uber Sep 5 2017 Vested in July 2019 Vests in July 2020 Main components of annual target compensation totaling $15.5M have remained unchanged since 2017 13 Sign on award set in 2017 when CEO joined Uber Amount reflective of foregone equity opportunity from prior employer, and higher level of risk assumed in accepting a role as CEO at Uber Option Grant (granted Sep 2017) Sign - on RSU Grant 1 (granted July 2018) Sign - on RSU Grant 2 (granted July 2019)

Historical One-time CEO Sign-on Award 2019 reported CEO compensation was inflated by the final component of Mr. Khosrowshahi's 2017 sign-on award, however, the main components of his compensation have remained flat, and starting in 2020 his target compensation will return to normalized annual levels. Sign-on RSU awards were granted in consideration of: CEO's foregone compensation from prior employer Significant challenges faced by the Company in 2017 when CEO joined Uber Critical leading role CEO would play in transformation of the Company

Appendix A: Non - GAAP Reconciliations Supplemental Information About Financial Measures To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non - GAAP financial measures in this presentation: Adjusted Net Revenue and Adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non - GAAP financial measures for financial and operational decision - making and as a means to evaluate period - to - period comparisons. We believe that these non - GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these non - GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non - GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non - GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision - making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. There are a number of limitations related to the use of non - GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non - GAAP financial measures and evaluating these non - GAAP financial measures together with their relevant financial measures in accordance with GAAP. Non - GAAP Reconciliations Adjusted Net Revenue Reconciliation Year Ended Dec 31, 2019 (In millions) Adjusted Net Revenue reconciliation: Revenue $ 14,147 Deduct: Excess Driver incentives (1,147) Driver referrals (103) Adjusted Net Revenue $12,897 Year Ended Dec 31, 2019 (In millions) Net income (loss) attributable to Uber Technologies, Inc. $(8,506) Add (deduct): Net income (loss) attributable to non - controlling interests, net of tax (6) Provision for (benefit from) income taxes 45 Loss from equity method investment, net of tax 34 Interest expense 559 Other (income) expense, net (722) Stock - based compensation expense 4,596 Depreciation and amortization 472 Restructuring charges 57 Asset impairment/loss on sale of assets 8 Payroll tax on IPO stock — based compensation 86 Driver appreciation award 299 Legal, tax, and regulatory reserve changes and settlements 353 Adjusted EBITDA $ (2,725) Adjusted EBITDA Reconciliation 14

UBER TECHNOLOGIES, INC. 1455 MARKET STREET SAN FRANCISCO, CA 94103 UBER.COM

Glass Lewis Report Feedback Statement

This feedback statement contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and other filings made with the Securities and Exchange Commission. All information provided in this feedback statement is as of the date of this feedback statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this feedback statement, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

We appreciate the opportunity to respond directly to the Glass Lewis Report on Uber’s 2020 Proxy Statement.

Our approach to executive compensation. In 2017, our board of directors commenced a process to transform Uber from a founder-led, private company into a publicly traded company led by a diverse, experienced, and talented senior management team with world-class corporate governance. In September 2017, following many challenges relating to our culture, workplace practices, and reputation, we hired our current Chief Executive Officer, Dara Khosrowshahi, to lead us through this transformation. Mr. Khosrowshahi’s hiring was part of a coordinated effort to fundamentally reform our workplace culture by improving our governance structure, strengthening our compliance program, creating and embracing new cultural norms, committing to diversity and inclusion (D&I), and rebuilding our relationships with employees, drivers, consumers, cities, and regulators.

In our first year as a publicly traded company, we continue to sharpen our focus on our executive compensation program and align our overall executive compensation philosophy and program with those of leading U.S.-based publicly traded companies, while retaining a necessary measure of flexibility to address appropriate individual circumstances. The market in which we compete is constantly changing and being disrupted, which requires continuous innovation and agility to remain competitive. Ensuring that we have highly motivated, diverse talent with a demonstrated ability to grow and scale is critical to our mission and our ability to be successful and drive long-term stockholder value. One of our executive compensation philosophy’s main objectives is therefore to align executive interests with long-term stockholder value creation and to link compensation to the key drivers of our business.

The nature of our business requires Compensation Committee flexibility and discretion. Although we understand and acknowledge Glass Lewis’ concerns regarding the Compensation Committee’s discretion in our short-term incentive compensation program, we strongly believe that this structure is appropriate for the Company at this time. Our Compensation Committee carefully designs our incentive compensation programs to motivate our executives, align their interests with our stockholders, and reward appropriate behaviors and outcomes. Together with our independent compensation consultants, we work hard to promote earnings, shareholder returns, appropriate and meaningful growth, reasonableness, our short and long-term strategic objectives, D&I, safety, and many others - all in the context of the unique and dynamic nature of our business.

We believe that due to the innovative, disruptive, and constantly-changing nature of our business and marketplace, a certain degree of flexibility and discretion is necessary for our Compensation Committee to make appropriate compensation decisions that accurately reflect the performance of our executives and their contributions to the success of our enterprise. Over the past two years we have started 3 new businesses and have radically changed our ATG, Freight, and Eats businesses. We expect to experience similar changes in our young business over the coming years. We need flexibility to allow us to manage through such changes. At the same time, our Compensation Committee designed our executive compensation program to reflect strong corporate governance practices, such as a compensation clawback, anti-hedging, and anti-pledging policies, which Glass Lewis acknowledges are highly encouraging.

Our incentive compensation programs are the product of a reasoned, careful process that promotes stockholder interests through the achievement of both short and long-term strategic objectives. We disagree with Glass Lewis’ concerns about the performance goals in our short and long-term incentive compensation programs, including a perceived excess of overlap in performance goals between our short and long-term incentive programs and a perceived lack of relative metrics.

●	We set performance goals that make sense for our short and long-term strategic objectives. It is inaccurate to assert that there is a more than 30% overlap between our short-term and long-term incentive program performance metrics. Although there is some overlap in financial performance metrics and D&I metrics between our programs, our Compensation Committee considered over 20 additional company-wide objectives and individual performance goals, described in detail in our proxy statement, in connection with our short-term incentive program.

●	We rely on appropriate relative metrics in setting performance goals. We do include relative metrics in our performance criteria, although we believe the best comparator is ourselves at this time. As we have disclosed, we occupy a market-leading position in an innovative and disruptive sector that is constantly changing. While there are other companies, smaller in scale, who compete with us in specific segments of our business, we do not view these companies as appropriate benchmarks against which to compare the performance of our overall enterprise. We strongly believe that as of today, our toughest competition is our own past performance, which is why we include relative metrics for company-specific performance goals, including, for example, year-over-year growth in premium Gross Bookings, trip growth year-over-year, and increased percentages of women in leadership roles and employees with diverse backgrounds.

The disparity in pay between our CEO and other NEOs is a one-time anomaly due to delivery of a sign-on RSU award promised in 2017. As Glass Lewis acknowledges, Mr. Khosrowshahi’s receipt in July 2019 of the second grant under his 2017 sign-on RSU award was the primary driver of the executive pay inequity that was cited as a reason for Glass Lewis’ negative recommendation. Prior to joining us in September 2017, Mr. Khosrowshahi was the Chief Executive Officer of Expedia Group, Inc., an online global travel services company with a market capitalization of over $22 billion at the time of his departure. In order to incentivize and attract Mr. Khosrowshahi and make up for his foregone compensation opportunity with Expedia, our board of directors approved a compensation package that included an option award at the start of his employment in 2017 and a sign-on RSU award that would include a grant in 2018 and a second grant in 2019 if he remained our Chief Executive Officer at that time of grant. The board, with the advice of our Compensation Committee and independent compensation consultant, felt that these awards were appropriate given the challenges we faced in 2017 and the critical role Mr. Khosrowshahi would play in our transformation plan.

We believe it is critical to acknowledge these circumstances, as the second grant of sign-on RSUs was agreed to in 2017, and as described in our proxy statement and restated above, was a crucial element of the compensation package we designed to attract Mr. Khosrowshahi to Uber and lead us in our ambitious, high-stakes transformation to a public company. We also believe the Company is in a stronger position today across all facets of our business as a result of the transformative decisions that were made in 2017 and thereafter, and in large part due to Mr. Khosrowshahi’s leadership and contributions.

Although we acknowledge Glass Lewis’ concern about the disparity in compensation between Mr. Khosrowshahi and our other NEOs, this disparity is almost entirely attributable to a one-time inducement award that we do not intend to repeat. The design of the award was intended to induce Mr. Khosrowshahi to join Uber, to lead its transformation, and to remain engaged as our CEO through our IPO and beyond. This award helped accomplish these objectives. We also do not believe this specific grant of RSUs should be assessed in a vacuum; this grant was a portion of a comprehensive equity package that included an ambitious five year performance goal that remains unvested because, consistent with equity awards granted to other executive officers, vesting is contingent on the satisfaction of performance conditions measured over a multi-year performance period.

* * *

We are firmly committed to a pay for performance philosophy. Our Compensation Committee takes its responsibilities seriously and, after robust consultation with the Committee’s independent compensation consultants and advisors, makes decisions with the best long-term interests of Uber and its stockholders in mind.

Please contact investor@uber.com with any questions regarding this feedback statement.

Best regards,

/s/ Keir D. Gumbs

Keir D. Gumbs

Associate General Counsel, Global Corporate, M&A and Securities, Deputy Corporate Secretary